Exhibit 99.1

PRESS RELEASE

Date:	July 29, 2004
Contact:	Peter Hausback
Title:	Vice President, Chief Financial Officer
Phone:	1-509-777-6338
Internet:	InvestorRelations@WestCoastHotels.com

www.redlion.com
www.westcoasthotels.com
www.ticketswest.com
www.g-b.com

WestCoast Hospitality Corporation Announces Second Quarter Financial Results;
Occupancy Increases 4.2 Points and RevPar Increases 6.6%

July 29, 2004

SPOKANE, Wash. – WestCoast Hospitality Corporation (NYSE: WEH) today announced financial results for its second quarter ended June 30, 2004. System-wide RevPAR (revenue per available room) for comparable hotels (hotels owned, leased, managed and franchised for at least one year) increased 6.6% in the second quarter of 2004 to $43.99 from $41.26 in the second quarter of 2003. The increase in RevPAR resulted from a 4.2 point increase in average occupancy, to 62.3% in the second quarter of 2004 from 58.1% for the second quarter of 2003. Average daily rate decreased slightly to $70.60 in the most recent quarter from $71.00 during the prior year comparable quarter. The Company reported total revenues of $48.9 million for its second quarter of 2004, compared to $48.1 million for the comparable period in 2003. Earnings per share was $0.06 in the second quarter of 2004, compared to earnings per share of $0.09 in the prior year second quarter. EBITDA (earnings before interest, taxes, depreciation and amortization) was $8.4 million in the second quarter of 2004 compared to $8.7 million for the second quarter of 2003. The Company is also happy to report that Mr. Arthur M. Coffey, its President and Chief Executive Officer, returned to working in the office in May, 2004 and has resumed all his duties after his recuperation from a snowmobile accident in February, 2004.

“I’m very excited to return to the office and work directly with my colleagues.” stated Mr. Coffey. “I am also pleased that we have now experienced year on year revenue increases in two consecutive quarters. I am optimistic that this is a trend that will continue. We took advantage of the economic downturn over the past year by solidifying our balance sheet and I believe the economic growth in our markets will support our ongoing strategy of increasing our market share.”

In the second quarter of 2004, the Company continued to grow bookings through its increased focus on direct sales, competitive rate strategies, the “Stay Comfortable” advertising campaign and its “We Promise or We Pay” branded website best rate booking initiative. During the quarter, the Company also completed the launch of “Net4Guests,” its privately-labeled wireless internet service that provides hotel guests and GuestAwards frequency program members with free high speed internet access. The Company also completed the large majority of its capital program connected to our Stay Comfortable advertising campaign, which significantly improves room amenities with new pillow-top beds and an upgraded pillow and linens package. The Company is launching a marketing campaign geared specifically to increasing awareness of the Net4Guests and the Stay Comfortable guest room upgrade programs.

Hotel and restaurant revenue increased, to $44.1 million in the second quarter of 2004 from $43.3 million in the comparable period of 2003. Corresponding operating expenses increased to $36.6 million, from $35.1 million in the second quarter of 2003. Increases in expenses were mainly attributable to costs of increases in service levels, higher variable costs associated with increases in occupancy, and investments in sales and marketing efforts.

“We are receiving excellent guest feedback for our Net4Guests and room upgrade programs,” noted Mr. Coffey. “We are pleased with the success of our efforts to increase occupancy in our hotels, and these new initiatives will support our goal of maximizing our yields.”

Franchise, central services and development revenue was $715 thousand compared to $888 thousand in the prior year period. The decrease was primarily due a reduction in the number of hotels franchised by the Company, offset by increased royalty fees from existing franchisees. Operating expenses for the second quarter of 2004 declined $88 thousand compared to the prior year period.

Entertainment division revenue increased to $1.8 million in the second quarter of 2004 from $1.4 million in the comparable period of 2003. Operating expenses for this division increased to $1.8 million in the second quarter of 2004 from $1.3 million in the second quarter of 2003. The increase in revenues was primarily due to an increase in the number of event presentations during the quarter, from none in the second quarter of 2003 to two in 2004, and an increase in ticketing fees. The increase in operating expenses was largely due to the costs associated with the increase in number of event presentations during the quarter, and partially due to increases in ticketing operating costs from the second quarter of 2003 to the second quarter of 2004.

Real estate division revenue decreased, to $2.2 million in the second quarter of 2004 from $2.4 million in the second quarter of 2003. Expenses decreased as well, to $1.1 from $1.2 million in the prior year quarter. The revenue decrease was primarily due to a decrease in leasing fees and rental income.

WestCoast Hospitality Corporation is a hospitality and leisure company primarily engaged in the ownership, management, development and franchising of mid-scale, full service hotels under its WestCoast® and Red Lion® brands. In addition, through its entertainment division, which includes its TicketsWest.com, Inc. subsidiary, it engages in event ticket distribution and promotes and presents a variety of entertainment productions. G&B Real Estate Services, its real estate division, engages in traditional real estate-related services, including developing, managing and brokering sales and leases of commercial and multi-unit residential properties.

This press release contains forward-looking statements within the meaning of federal securities law, including statements concerning plans, objectives, goals, strategies, projections of future events or performance and underlying assumptions (many of which are based, in turn upon further assumptions). The forward-looking statements in this press release are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Such risks and uncertainties include, among others, economic cycles; international conflicts; changes in future demand and supply for hotel rooms; competitive conditions in the lodging industry; relationships with franchisees and properties; impact of government regulations; ability to obtain financing; changes in energy, healthcare, insurance and other operating expenses; ability to sell non-core assets; ability to locate lessees for rental property and managing and leasing properties owned by third parties; dependency upon the ability and experience of executive officers and ability to retain or replace such officers as well as other matters discussed in the Company’s annual report on Form 10-K for the 2003 fiscal year and in other documents filed by the Company with the Securities and Exchange Commission.

###

Source: WestCoast Hospitality Corporation (Financial)

WestCoast Hospitality Corporation
Consolidated Statements of Operations
(unaudited)
($ in thousands)

	Three months ended June 30,
	2004	2003	$ Change	% Change
Revenue:
Hotels and restaurants	$44,141	$43,346	$795	1.8%
Franchise, central services and development	715	888	(173)	-19.5%
Entertainment	1,833	1,384	449	32.4%
Real estate	2,171	2,363	(192)	-8.1%
Corporate services	76	87	(11)	-12.6%

Total revenues	48,936	48,068	868	1.8%

Operating expenses:
Hotels and restaurants	36,608	35,124	1,484	4.2%
Franchise, central services and development	325	413	(88)	-21.3%
Entertainment	1,847	1,291	556	43.1%
Real estate	1,119	1,216	(97)	-8.0%
Corporate services	74	83	(9)	-10.8%
Depreciation and amortization	3,215	3,157	58	1.8%
(Gain) loss on asset dispositions	(208)	364	(572)	-157.1%
Conversion expenses	—	79	(79)	-100.0%

Total direct expenses	42,980	41,727	1,253	3.0%
Undistributed corporate expenses	848	587	261	44.5%

Total expenses	43,828	42,314	1,514	3.6%

Operating income	5,108	5,754	(646)	-11.2%
Other income (expense):
Interest expense	(4,083)	(2,713)	(1,370)	50.5%
Interest income	133	103	30	29.1%
Other income (expense), net	3	(312)	315	-101.0%
Equity income (loss) in investments, net	(12)	21	(33)	-157.1%
Minority interest in partnerships	1	18	(17)	-94.4%

Income before income tax benefit	1,150	2,871	(1,721)	-59.9%
Income tax expense	345	1,078	(733)	-68.0%

Net income	805	1,793	(988)	-55.1%
Preferred stock dividend	—	(640)	640	-100.0%

Income applicable to common shareholders	$805	$1,153	$(348)	-30.2%

EBITDA [1]	$8,448	$8,741	$(293)	-3.4%
EBITDA as a percentage of revenues	17.3%	18.2%

[1]	The definition of “EBITDA” and how that measure relates to net income is discussed below under Non-GAAP Financial Measures. EBITDA represents net income or loss before interest expense, income tax benefit or expense, depreciation, and amortization. EBITDA is not intended to represent net income as defined by generally accepted accounting principles in the United States and such information should not be considered as an alternative to net income, cash flows from operations or any other measure of performance prescribed by generally accepted accounting principles in the United States. We utilize EBITDA because management believes that investors find it to be a useful tool to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations.

WestCoast Hospitality Corporation
Earnings (Loss) Per Share and Hotel Statistics
(unaudited)
(shares in thousands)

	Three months ended June 30,
	2004	2003	$ Change	% Change
Earnings per common share:
Basic and Diluted	$0.06	$0.09
Weighted average shares — basic	13,046	12,994
Weighted average shares — diluted (1)	13,335	13,280
Comparable Hotel Statistics:
Combined (owned, leased, managed and franchised)(2)
Average occupancy(3) (6)	62.3%	58.1%
ADR (4)	$70.60	$71.00	$(0.40)	-0.6%
RevPAR(5) (6)	$43.99	$41.26	$2.73	6.6%

(1)	For the three months ended June 30, 2004 and 2003 options to purchase common stock were anti-dilutive and are therefore not included in the calculation of loss per common share. 286,161 Convertible operating partnership (“OP”) units are reflected in the calculation of diluted weighted average shares as of those same periods.

(2)	Includes hotels owned, leased, managed and franchised for greater than one year by WestCoast Hospitality Corporation.

(3)	Average occupancy represents total paid rooms divided by total available rooms. Total available rooms represents the number of rooms available multiplied by the number of days in the reported period.

(4)	Average daily rate (“ADR”) represents total room revenues divided by the total number of paid rooms occupied by hotel guests.

(5)	Revenue per available room (“RevPAR”) represents total room and related revenues divided by total available rooms.

(6)	Rooms under significant renovation were excluded from total available rooms. Due to the short duration of renovation, in the opinion of management, excluding these rooms did not have a material impact on RevPAR or average occupancy.

WestCoast Hospitality Corporation
Consolidated Statements of Operations
(unaudited)
($ in thousands)

	Six months ended June 30,
	2004	2003	$ Change	% Change
Revenue:
Hotels and restaurants	$79,007	$77,442	$1,565	2.0%
Franchise, central services and development	1,291	1,978	(687)	-34.7%
Entertainment	5,418	3,985	1,433	36.0%
Real estate	4,684	4,665	19	0.4%
Corporate services	166	174	(8)	-4.6%

Total revenues	90,566	88,244	2,322	2.6%

Operating expenses:
Hotels and restaurants	70,741	67,755	2,986	4.4%
Franchise, central services and development	592	892	(300)	-33.6%
Entertainment	4,648	3,481	1,167	33.5%
Real estate	2,504	2,434	70	2.9%
Corporate services	146	160	(14)	-8.8%
Depreciation and amortization	6,291	5,764	527	9.1%
(Gain) loss on asset dispositions	(396)	696	(1,092)	-156.9%
Conversion expenses	—	367	(367)	-100.0%

Total direct expenses	84,526	81,549	2,977	3.7%
Undistributed corporate expenses	1,633	1,327	306	23.1%

Total expenses	86,159	82,876	3,283	4.0%

Operating income	4,407	5,368	(961)	-17.9%
Other income (expense):
Interest expense	(7,370)	(5,355)	(2,015)	37.6%
Interest income	228	207	21	10.1%
Other income (expense), net	19	(293)	312	-106.5%
Equity income in investments, net	8	80	(72)	-90.0%
Minority interest in partnerships	120	131	(11)	-8.4%

Income (loss) before income tax benefit	(2,588)	138	(2,726)	-1975.4%
Income tax expense (benefit)	(1,045)	113	(1,158)	-1024.8%

Net income (loss)	(1,543)	25	(1,568)	-6272.0%
Preferred stock dividend	(377)	(1,281)	904	-70.6%

Income (loss) applicable to common shareholders	$(1,920)	$(1,256)	$(664)	52.9%

EBITDA [1]	$11,073	$11,257	$(184)	-1.6%
EBITDA as a percentage of revenues	12.2%	12.8%

[1]	The definition of “EBITDA” and how that measure relates to net income is discussed below under Non-GAAP Financial Measures. EBITDA represents net income or loss before interest expense, income tax benefit or expense, depreciation, and amortization. EBITDA is not intended to represent net income as defined by generally accepted accounting principles in the United States and such information should not be considered as an alternative to net income, cash flows from operations or any other measure of performance prescribed by generally accepted accounting principles in the United States. We utilize EBITDA because management believes that investors find it to be a useful tool to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations.

WestCoast Hospitality Corporation
Earnings (Loss) Per Share and Hotel Statistics
(unaudited)
(shares in thousands)

	Six months ended June 30,
	2004	2003	$ Change	% Change
Earnings per common share:
Basic and Diluted	$(0.15)	$(0.10)
Weighted average shares — basic	13,035	12,993
Weighted average shares — diluted (1)	13,035	12,993
Comparable Hotel Statistics:
Combined (owned, leased, managed and franchised)(2)
Average occupancy (3) (6)	56.8%	53.2%
ADR (4)	$69.60	$69.80	$(0.20)	-0.3%
RevPAR (5) (6)	$39.54	$37.17	$2.37	6.4%

(1)	For the six months ended June 30, 2004 and 2003 both operating partnership units outstanding and options to purchase common stock were anti-dilutive and are therefore not included in the calculation of loss per common share.

(2)	Includes hotels owned, leased, managed and franchised for greater than one year by WestCoast Hospitality Corporation.

(3)	Average occupancy represents total paid rooms divided by total available rooms. Total available rooms represents the number of rooms available multiplied by the number of days in the reported period.

(4)	Average daily rate (“ADR”) represents total room revenues divided by the total number of paid rooms occupied by hotel guests.

(5)	Revenue per available room (“RevPAR”) represents total room and related revenues divided by total available rooms.

(6)	Rooms under significant renovation were excluded from total available rooms. Due to the short duration of renovation, in the opinion of management, excluding these rooms did not have a material impact on RevPAR or average occupancy.

WestCoast Hospitality Corporation
Consolidated Balance Sheets
(unaudited)
($ in thousands, except share data)

	June 30,	December 31,
	2004	2003
Assets:
Current assets:
Cash and cash equivalents	$10,580	$8,121
Restricted cash	4,520	4,952
Accounts receivable, net	10,731	9,306
Inventories	2,035	2,140
Prepaid expenses and other	5,873	2,137

Total current assets	33,739	26,656
Property and equipment, net	291,533	264,039
Goodwill	28,042	28,042
Intangible assets, net	14,030	14,412
Other assets, net	11,134	20,076

Total assets	$378,478	$353,225

Liabilities:
Current liabilities:
Accounts payable	$6,166	$6,990
Accrued payroll and related benefits	5,513	4,849
Accrued interest payable	794	775
Advance deposits	494	253
Other accrued expenses	11,102	8,069
Long-term debt, due within one year	4,766	5,667

Total current liabilities	28,835	26,603
Long-term debt, due after one year	152,507	145,770
Deferred income	8,902	9,279
Deferred income taxes	17,261	16,761
Minority interest in partnerships	2,503	2,623
Debentures due WestCoast Hospitality Capital Trust	47,423	—

Total liabilities	257,431	201,036

Stockholders’ equity:
Preferred stock - 5,000,000 shares authorized; $0.01 par value 588,236 issued and outstanding at December 31, 2003	—	6
Additional paid-in capital, preferred stock	—	29,406
Common stock - 50,000,000 shares authorized; $0.01 par value; 13,045,549 and 13,006,361 shares issued and outstanding	130	130
Additional paid-in capital, common stock	84,386	84,196
Retained earnings	36,531	38,451

Total stockholders’ equity	121,047	152,189

Total liabilities and stockholders’ equity	$378,478	$353,225

WestCoast Hospitality Corporation
Consolidated Statement of Cash Flows
(unaudited)
($ in thousands)

	Six months ended June 30,
Operating activities:	2004	2003
Net income (loss)	$(1,543)	$25
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,291	5,764
(Gain) loss on disposition of property and equipment and other assets	(396)	696
Non-cash reduction of preferred stock resulting in gain	—	(230)
Write-off of deferred loan fees	—	790
Deferred income tax provision	500	700
Minority interest in partnerships	(120)	(131)
Equity in investments	(8)	(80)
Compensation expense related to stock issuance	—	5
Provision for (recovery of) doubtful accounts	(2)	189
Change in current assets and liabilities:
Restricted cash	432	(1,361)
Accounts receivable	(1,423)	(1,209)
Inventories	105	121
Prepaid expenses and other	(3,736)	(2,070)
Accounts payable	(824)	1,068
Accrued payroll and related benefits	664	(1,385)
Accrued interest payable	19	(55)
Other accrued expenses and advance deposits	3,908	1,596

Net cash provided by operating activities	3,867	4,433

Investing activities:
Purchases of property and equipment	(15,094)	(4,117)
Proceeds from disposition of property and equipment	40	17
Proceeds from disposition of investment	94	350
Investment in WestCoast Hospitality Capital Trust	(1,403)	—
Advances to WestCoast Hospitality Capital Trust	(2,065)	—
Proceeds from collections under note receivable	1,718	—
Distributions from equity investee	449	—
Other, net	(184)	69

Net cash used in investing activities	(16,445)	(3,681)

Financing activities:
Proceeds from note payable to bank	11,000	35,300
Repayment of note payable to bank	(11,000)	(87,400)
Proceeds from debenture issuance	47,423	—
Repurchase and retirement of preferred stock	(29,412)	—
Proceeds from long-term debt	83	55,200
Proceeds from short-term debt	—	2,658
Repayment of long-term debt	(2,189)	(1,783)
Proceeds from issuance of common stock under employee stock purchase plan	50	54
Preferred stock dividend payments	(1,011)	(646)
Principal payments on capital lease obligations	—	(184)
Proceeds from option exercises	140	—
Additions to deferred financing costs	(47)	(1,185)

Net cash provided by financing activities	15,037	2,014

Change in cash and cash equivalents:
Net increase in cash and cash equivalents	2,459	2,766
Cash and cash equivalents at beginning of period	8,121	752

Cash and cash equivalents at end of period	$10,580	$3,518

WestCoast Hospitality Corporation
Reconciliation of EBITDA to Net
Income
(unaudited)
($ in thousands)

The following is a reconciliation of EBITDA to net loss for the period presented:

	Three months ended		Six months ended
	June 30,		June 30,
	2004	2003	2004	2003
EBITDA	$8,448	$8,741	$11,073	$11,073
				11,073
Income tax benefit (expense)	(345)	(1,078)	1,045	(113)
Interest expense	(4,083)	(2,713)	(7,370)	(5,355)
Depreciation and amortization	(3,215)	(3,157)	(6,291)	(5,764)

Net income (loss)	$805	$1,793	$(1,543)	$25

NON-GAAP FINANCIAL MEASURES

EBITDA is defined as net income, or in this case net loss, before interest, taxes, depreciation and amortization. EBITDA is considered a non-GAAP financial measurement. We believe it is a useful financial performance measure for us and for our shareholders and is a complement to net income and other financial performance measures provided in accordance with generally accepted accounting principles in the United States (“GAAP”).

We use EBITDA to measure the financial performance of our owned and leased hotels because it excludes interest, taxes, depreciation and amortization, which bear little or no relationship to operating performance. By excluding interest expense, EBITDA measures our financial performance irrespective of our capital structure or how we finance our properties and operations. We generally pay federal and state income taxes on a consolidated basis, taking into account how the applicable taxing laws apply to our company in the aggregate. By excluding taxes on income, we believe EBITDA provides a basis for measuring the financial performance of our operations excluding factors that our hotels cannot control. By excluding depreciation and amortization expense, which can vary from hotel to hotel based on historical cost and other factors unrelated to the hotels’ financial performance, EBITDA measures the financial performance of our hotels without regard to their historical cost. For all of these reasons, we believe that EBITDA provides us and investors with information that is relevant and useful in evaluating our business.

However, because EBITDA excludes depreciation and amortization, it does not measure the capital we require to maintain or preserve our long-lived assets. In addition, because EBITDA does not reflect interest expense, it does not take into account the total amount of interest we pay on outstanding debt nor does it show trends in interest costs due to changes in our borrowings or changes in interest rates. EBITDA, as defined by us, may not be comparable to EBITDA as reported by other companies that do not define EBITDA exactly as we define the term. Because we use EBITDA to evaluate our financial performance, we reconcile it to net income, which is the most comparable financial measure calculated and presented in accordance with GAAP. EBITDA does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to operating income or net income determined in accordance with GAAP as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.